EXHIBIT 99.1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Blockchain Training Alliance, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Blockchain Training Alliance, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company's auditor since 2021

Lakewood, CO

June 22, 2021

BLOCKCHAIN TRAINING ALLIANCE, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019

ASSETS

Cash	$1,204	$2,288
Total Assets	$1,204	$2,288

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current liabilities
Loans payable	$83,442	$74,730
Total current liabilities	83,442	74,730

Total liabilities	83,442	74,730

Stockholders’ Equity
Common stock, Par Value $.0001, 10,000,000 shares authorized, 6,000,000 and 6,000,000 issued and outstanding of shares as of December 31, 2020 and 2019, respectively.	600	600
Additional paid in capital	-	-
Retained earnings (deficit)	(82,839)	(73,042)
Total Stockholders’ (Deficit)	(82,239)	(72,442)
Total Liabilities and Stockholders’ (Equity)	$1,204	$2,288

The accompanying notes are an integral part of these financial statements.

BLOCKCHAIN TRAINING ALLIANCE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED
	December 31,	December 31,
	2020	2019
Revenue:
Sales net of discounts	$570,070	$1,005,293
COGS	101,092	331,293
Gross profit	468,978	674,000

Operating Expenses:
Administrative expenses	$174,190	$305,036
Payroll expenses	194,885	372,500
Related party compensation expense	117,700	87,057
Legal and professional expenses	-	6,384
Total operating expenses	$486,775	$770,977
(Loss) from operations
Other expense
Other (expense) net	8,000	-
Income (loss) before provision for income taxes	(9,797)	(96,977)
Provision for income taxes	-	-
Net (Loss)	$(9,797)	$(96,977)

Basic and diluted earnings(loss) per common share	$(0.00)	$(0.02)

Weighted average number of shares outstanding	6,000,000	6,000,000

The accompanying notes are an integral part of these financial statements.

BLOCKCHAIN TRAINING ALLIANCE, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Value	Capital	Deficit	Equity
Balance, December 31, 2018	6,000,000	$600	-	$23,935	24,535

Net income (loss)				(96,977)	(96,977)

Balance, December 31, 2019	6,000,000	$600	$-	$(73,042)	$(72,442)

Net income (loss)				(9,797)	(9,797)

Balance, December 31, 2020	6,000,000	$600	$-	$(82,839)	$(82,239)

The accompanying notes are an integral part of these financial statements.

BLOCKCHAIN TRAINING ALLIANCE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31,	December 31,
	2020	2019
Cash Flows From Operating Activities:
Net income (loss)	$(9,797)	$(96,977)
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Other receivable	-	5,013
Net cash provided by (used for) operating activities	(9,797)	(91,964)

Cash Flows From Investing Activities:
Net cash provided by (used for) investing activities	-	-
	-	-
Cash Flows From Financing Activities:
Loans payable	(24,288)	29,539
Proceeds from PPP Loan	33,000	-
Net cash provided by (used for) financing activities	8,712	29,539

Net Increase (Decrease) In Cash	(1,084)	(62,425)
Cash At The Beginning Of The Period	2,288	64,714
Cash At The End Of The Period	$1,204	$2,288

The accompanying notes are an integral part of these financial statements.

BLOCKCHAIN TRAINING ALLIANCE, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2020

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Blockchain Training Alliance, Inc., (“BTA”, or the Company) was organized in Delaware on February 26, 2018 with the mission of building Blockchain technology education strategically for corporate solutions. Training is delivered self-paced online, at clients location, and has globally recognized Certifications have been proctored online and in person. The Company is focused on helping current and future professionals through education and certification build the skills they need to implement Blockchain solutions.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) “FASB Accounting Standard Codification™” (the “Codification”) which is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to income taxes and contingencies. The Company bases its estimates on historical experience, known or expected trends, and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31, 2020, totaled $1,204.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, “Earnings per Share.” Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Fair Value of Financial Instruments

The Company determines the fair value of its assets and liabilities based on the exchange price in U.S. dollars that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:

●	Level 1 — Quoted prices in active markets for identical assets or liabilities.

●	Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of financial instruments such as cash, and accounts payable and accrued liabilities, approximate the related fair values due to the short-term maturities of these instruments. The carrying values of our notes payable approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that impact the Company’s operations.

NOTE 3 – EQUITY

The Company was formed as an Corporation on February 26, 2018 with 10,000,000 common stock authorized. As of December 31, 2020 there were 6,000,000 common stocks outstanding. Since inception there have been no capital contributions or distributions.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company had contractual commitments in the amount of $83,442 as of December 31, 2020.

NOTE 5 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

The Company entered into a Stock Purchase Agreement (the “SPA”) effective as of March 24, 2021 with The Crypto Company (“Crypto Co.”) based in Malibu California. On April 8, 2021, the Company completed the sale of all of its issued and outstanding stock and became a wholly owned subsidiary of Crypto Co. At the closing the Company’s shareholder’s received a total of $600,000 in cash, promissory notes in the total principal amount of $150,000 bearing 1% interest per annum, and an aggregate of 201,439 restricted common shares of Crypto Co. in accordance with the terms of the SPA.